Exhibit 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE
     1. Agreement. I, Michael J. Becker, the undersigned individual named on the signature page hereto, wish to accept the benefits outlined in Subsections a. through f. of this Section 1. (collectively “Severance Benefits”) that are being offered by Delta Air Lines, Inc. (“Delta” or “Company”) in exchange for my agreement to all of the provisions contained in this Separation Agreement and General Release (“Agreement”), my agreement that my termination date with Delta was or shall be May 31, 2010 and my retirement date was or shall be June 1, 2010, and my agreement to resign from any positions that I may hold with any Delta subsidiary or affiliate effective as of May 31, 2010.
          a. Pursuant to Section 8(a)(iii)(B)(2) of the Delta Air Lines, Inc. 2010 Management Incentive Plan (“MIP”) that provides for a MIP Award for Executive Officer Participants after certain types of defined terminations of employment, Delta will consider my separation from employment to be a Termination of Employment by the Company without Cause, as defined in the MIP and solely for the purposes of this Agreement, and I will receive a MIP Award as provided therein.
          b. Delta will provide me access to retiree medical, retiree basic life insurance, and retiree pass travel and pay me accrued vacation as set forth under the terms of the Delta 60-Point Retirement Program (effective March 28, 2008) (“60-Point Program”) because I would have been eligible to retire under the 60-Point Program (by satisfying the age and service requirements) had such program been made available to officers and directors of the Company who are separated in connection with and following the merger of a Delta subsidiary into Northwest Airlines Corporation (“NW Corporation”) on October 29, 2008 (“Merger”).
          c. Within thirty days after the date this Agreement is effective as provided in Section 5.h., Delta will pay me, in a lump sum, two hundred twenty-seven thousand eight hundred and twenty-one dollars ($227,821).
          d. Immediately after the date this Agreement is effective as provided in Section 5.h., any unvested restricted stock granted to me under the 2009 Long-Term Incentive Program (“2009 LTIP”) will vest. In addition, my Adjusted Performance Award under Section 3(b)(vii)(A) of the 2009 LTIP will be calculated as if I had remained employed for the entire period provided under the 2009 LTIP (i.e., T=24 in the Section 3(b)(vii)(A) formula) and will vest and become payable under Section 3(b)(v) of the 2009 LTIP at the same time and at the same performance ranking as other active participants based on Company performance. That payment date, if any, is expected to be in February or March of 2011.
          e. Immediately after the date this Agreement is effective as provided in Section 5.h., any unvested restricted stock granted to me under the 2010 Long-Term Incentive Program (“2010 LTIP”) will vest. In addition, my Adjusted Performance Award under Section 3(b)(vii)(A) of the 2010 LTIP will be calculated as if I had remained employed for the entire period provided under the 2010 LTIP (i.e., T=24 in the Section 3(b)(vii)(A) formula) and will vest and become payable under Section 4(b)(v) of the 2010 LTIP at the same time and at the same performance ranking as other active participants based on Company performance. That payment date is expected to be in February or March of 2012.

          f. I will continue to be eligible for certain financial planning services and executive physical benefits through the end of 2010 on the same basis as if I had remained employed through the end of 2010.
I understand that capitalized terms that are not otherwise defined in this Agreement have the meanings ascribed to them under the MIP, 60-Point Program, 2009 LTIP and 2010 LTIP if defined therein.
     2. Severance Benefits. I acknowledge and agree that all Severance Benefits are being provided under the following conditions:
          a. Severance Benefits are subject to the required withholdings and payment of all applicable federal, state and local taxes.
          b. Severance Benefits will not be considered as earnings under any benefit plan or program sponsored by Delta unless and only to the extent that such benefits are included as earnings under the terms of the specific plan or program.
          c. I have carefully reviewed the provisions of this Agreement, the MIP, the provisions related to the 60-Point Program benefits that will be provided to me, the 2009 LTIP, and the 2010 LTIP and believe that executing this Agreement in order to receive the Severance Benefits is in my best interest.
          d. I acknowledge entering into this Agreement voluntarily and without coercion.
          e. I acknowledge and agree that Delta will have no obligation to provide me with any other benefits in connection with my employment relationship with Delta or the termination of that relationship other than: (i) as described in this Agreement, (iii) any retirement or equity-based benefits provided in accordance with the respective terms of any retirement or equity-based benefit plans sponsored by Delta or previously by the former Northwest Airlines, Inc. (“Northwest”) in which I participated during my employment with Delta or with Northwest, or (ii) certain travel benefits for retired executive officers for which I am eligible because I was an executive officer with Northwest on the date of the Merger agreement and joined Delta as an executive officer on the date the Merger occurred (“Merger Travel Benefits Program”) that is subject to a separate Separation Agreement and General Release.
          f. Clawback. As an officer of Delta at or above the Vice President level, I agree that if the Personnel & Compensation Committee of the Board of Directors (“Committee”) determines that I have engaged in fraud or misconduct that caused, in whole or in part, the need for a required restatement of Delta’s financial statements filed with the Securities and Exchange Commission, the Committee will review all incentive compensation awarded to or earned by me, including, without limitation, the Severance Benefits, with respect to fiscal periods materially affected by the restatement and may recover from me all such incentive compensation to the extent the Committee deems appropriate after taking into account the relevant facts and circumstances. Any recoupment hereunder may be in addition to any other remedies that may be available to Delta under applicable law.
     3. General Waiver and Release. In exchange for the Severance Benefits that Delta is providing under this Agreement, I hereby agree as follows:

2 of 10

          a. Except for the rights and obligations provided by or arising under this Agreement, the Separation Agreement and General Release related to the Merger Travel Benefits Program, any rights I may have under any broad based benefit plan sponsored by Delta or previously by Northwest, the Delta Air Lines, Inc. 2007 Performance Compensation Plan (or any successor), the Northwest Airlines Corporation 2007 Stock Incentive Plan, Delta’s vacation and Paid Personal Time policies regarding the eligibility of departing employees to receive payment for unused, earned vacation or Paid Personal Time, or any right I may have to indemnification by Delta, I hereby release, acquit, withdraw, retract and forever discharge any and all claims, or causes of action, known or unknown, fixed or contingent, which I now have or may have hereafter, directly or indirectly, personally or in a representative capacity, against Delta, NW Corporation, and Northwest, including all of each entity’s predecessors, successors, subsidiaries, and affiliates, and all of each entity’s respective current and former administrators, fiduciaries, parents, subsidiaries, plans, affiliates, members of the Boards of Directors, officers, directors, shareholders, representatives, agents, employees, plan administrators, and all other persons acting through or in connection with Delta, NW Corporation, Northwest, or their current and former predecessors, successors, subsidiaries, and affiliates (each a “Released Party”) by reason of any matter, conduct, claim, event, act, omission, cause or thing whatsoever, from the beginning of time to, and including, the date of execution of this Agreement, arising out of, related to, or in connection with my employment with and termination from Delta, its subsidiaries, or affiliates. This general release includes, but is not limited to, all claims, manner of actions, and causes of action, known or unknown, fixed or contingent, which arise under Title VII of the Civil Rights Act of 1964, as amended; the Minnesota Human Rights Act; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973, as amended; the Worker Adjustment and Retraining Notification Act; 42 U.S.C. §§ 1981 through 1988; the Employee Retirement Income Security Act of 1974, as amended; the Fair Credit Reporting Act; the Minnesota Access to Consumer Reports statute; Executive Order 11246, as amended; the Equal Pay Act of 1963, as amended; any federal, state, or local statute, ordinance, or regulation providing protection for employees who report suspected violations of law or regulation; any other federal, state or local statute, ordinance, or regulation respecting discriminatory hiring or employment practices or civil rights laws based on protected class status or respecting any other employment practices requirements or protections (except for wage or leave benefits that may not be waived); common law claims of intentional or negligent infliction of emotional distress, defamation, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, or wrongful termination of employment; and all other claims of any type or nature, including any claim in contract or tort, any claim for equitable relief or money damages (including compensatory and punitive damages), any claim for attorneys’ fees, and any claim for costs associated with any such alleged claim. I understand and intend that this General Release shall discharge all claims against the Released Parties to the extent permitted by law, but shall not discharge claims arising out of any events which may occur after the date of execution of this Agreement.
          b. I acknowledge, agree and hereby stipulate to the following: (i) during my employment with Delta and Northwest, I was allowed to take all leave and afforded all other rights to which I was entitled under the Family and Medical Leave Act (“FMLA”), the Minnesota Parental Leave Act (“MPLA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), or any other applicable federal, state, or local law providing for an employee’s leave of absence for medical, family, civic, child-care, parental, military service, court, or volunteer related reasons (“Leave Law”); and (ii) Delta and Northwest have not in any way interfered with, restrained, or denied my exercise of (or attempt to exercise) any right under the FMLA, the MPLA, the USERRA, or any other applicable federal, state, or local Leave Law, nor terminated or otherwise discriminated against me for exercising (or attempting to exercise) any such rights.

3 of 10

          c. Except as specifically provided in this Agreement, I acknowledge, agree and hereby stipulate to the following: (i) in connection with my employment with Delta and Northwest and subsequent separation from employment, I have been paid all wages, commissions, compensation, accrued time-off, benefits, and other amounts that I am or was owed under the Fair Labor Standards Act (“FLSA”), the Minnesota Fair Labor Standards Act (“MFLSA”) or any other applicable federal, state, or local law or regulation providing for the payment of wages, commissions, compensation, meal periods, rest periods, benefits, accrued time-off, and time-of-payment (“Wage Law”); and (ii) I am not owed any back-pay, damages, penalties, or any other amounts due under the FLSA, MFLSA, or any other applicable federal, state, or local Wage Law.
          d. I understand that this General Release shall discharge all claims against the Released Parties to the extent permitted by law, but shall not prohibit me from filing a charge or claim with any local, state, or federal administrative agency or from cooperating in any investigation conducted by any local, state, or federal administrative agency to the extent that filing such charge or claim or such cooperation cannot be waived by me as a matter of law. Nevertheless, I understand and agree that through this General Release I waive all claims and rights to monetary or other recovery for any legal claims against Released Parties to the fullest extent permitted by law.
          e. Except as necessary to enforce the terms of this Agreement and subject to Subsection d. of this Section, I agree that neither I, nor anyone acting on my behalf, will sue any Released Party based on any claim released under this Agreement. In the event that I sue, or anyone acting on my behalf sues, any Released Party based on any claim released under this Agreement, I will hold each Released Party harmless from any claim asserted in such lawsuit, as well as all costs and expenses, including attorneys’ fees, arising from the defense of such claim, and will accept no payment or other benefit as a result of such lawsuit or any settlement thereof.
          f. I execute this Agreement with full knowledge and understanding that there may be issues, actions, claims, and matters that are not now known by me and that any payment or benefits conferred in consideration of this Agreement are accepted as final. I execute this Agreement understanding and acknowledging the significance and consequences of waiving such unknown issues, actions, claims, and matters. Thus, for the purpose of implementing a full and complete release and discharge of the Released Parties, I hereby expressly acknowledge that the General Release set forth in Subsection a. of this Section is intended to and does include and discharge, without limitation, all issues, actions, claims, and matters that I do not know about, or suspect to exist, at the date of the execution of this Agreement and that this Agreement contemplates the extinguishment of all such issues, actions, claims, and matters.
          g. I represent and agree that I am not aware of any acts committed by the Released Parties that violate any federal, state, or local statute, ordinance, regulation, or any other applicable law.
     4. No Admissions. This Agreement is not to be construed in any way as an admission by any of the Released Parties that they have violated any federal, state, or local statute, ordinance, or regulation, or violated any Delta or Northwest policy.
     5. Waiver of Age Discrimination Claims. I understand that there may be numerous, valuable rights under federal, state, and local law, including rights under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”) and the Minnesota Human

4 of 10

Rights Act (“MHRA”), which I am waiving by executing this Agreement. In connection with this and regardless of ADEA or MHRA coverage, I hereby certify that:
          a. This Agreement, the 60-Point Program related to benefits that will be provided to me, 2009 LTIP, 2010 LTIP and the MIP are written in a manner that is understandable to me.
          b. I am receiving valuable consideration under this Agreement to which I would not otherwise be entitled.
          c. The Severance Benefits constitute full, fair, and adequate consideration for the affirmations, waivers, releases, discharges, and other agreements made by me in this Agreement.
          d. I have been advised in writing to consult with an attorney prior to executing this Agreement.
          e. I understand that this Agreement is a general release of Delta and the other Released Parties from any past or existing claim or potential claim, known or unknown, including any claim or potential claim relating to my employment relationship with Delta or Northwest and the termination of those relationships.
          f. I acknowledge and agree that I have been provided copies of the MIP, the 2009 LTIP, the 2010 LTIP, and the 60-Point Program as related to the benefits that will be provided to me, which include a description of benefits provided and the group of individuals covered by those plans. . In addition, the MIP, the 2009 LTIP, the 2010 LTIP, and the 60-Point Program related to the benefits that will be provided, and this Agreement, including Attachment A to this Agreement, contain information as to eligibility requirements, criteria used in selecting individuals for separation following the Merger and applicable time limits for receipt of benefits. I further acknowledge and agree that Attachment A, hereto, is a listing by job title and age of former Officers of Northwest and current and former Officers of Delta offered consideration in exchange for signing a release and a listing by job title and age of current Officers of Delta not offered consideration.
          g. I have been given a period of forty-five (45) days in which to review this Agreement and Attachment A and to consult with an attorney, accountant, tax advisor, spouse, or any other person. I have either used this full forty-five (45) day period to consider this Agreement, or have voluntarily chosen to execute this Agreement before the end of that period.
          h. I understand that insofar as it extends to claims under the ADEA, I have seven (7) calendar days after signing this Agreement to revoke the Agreement by giving written notice to Delta. In addition, I understand that insofar as it extends to claims under the MHRA, I have fifteen (15) calendar days after signing this Agreement to revoke the Agreement by giving written notice to Delta. The seven (7) day period is encompassed within the fifteen (15) day period so that the periods run concurrently. To revoke this Agreement, I must notify Delta of the intent to revoke through a signed statement delivered to Robert L. Kight, Vice-President — Compensation, Benefits & Services, Delta Air Lines, Inc., ATG Department 948, 1030 Delta Blvd., Atlanta, Georgia 30354-6001, or to such other person and address as Delta may designate in writing, on or before the last day of the seven (7) day period or fifteen (15) day period. I acknowledge that this Agreement will not take effect until sixteen (16) calendar days after I sign the Agreement, provided that I have not exercised my revocation right. If I revoke this Agreement, it shall immediately be void and of no further force or

5 of 10

effect and I will not receive the Severance Benefits provided in this Agreement; otherwise, this Agreement will be fully effective and enforceable on the sixteenth (16th) calendar day after I sign this Agreement.
          i. I have not been coerced in any way to execute this Agreement.
     6. Return of Property. I agree that all property belonging to Delta, including records, files, memoranda, reports, personnel information (including benefit files, training records, customer lists, operating procedure manuals, safety manuals, financial statements, price lists and the like), relating to the business of Delta, which I have come in contact with in the course of my employment (hereinafter “Delta’s Materials”) shall, as between the parties hereto, remain the sole property of Delta. I hereby warrant that I have returned all originals and copies of Delta’s Materials to Delta.
     7. Cooperation. I agree that I shall, to the extent requested in writing and reasonable under the circumstances, cooperate with and serve in any capacity requested by Delta in any pending or future litigation in which Delta has an interest, and regarding which I, by virtue of my employment with Delta or Northwest, have knowledge or information relevant to the litigation. Delta shall reimburse me for reasonable and necessary out-of-pocket expenses that I incur in connection with such cooperation.
     8. Trade Secrets. I hereby acknowledge that during the term of my employment with Delta and Northwest, I had access to and acquired knowledge of secret, confidential and proprietary information regarding, Delta and its business that fits within the definition of “trade secrets” under the law of the State of Georgia, including, without limitation, information regarding Delta’s present and future operations, its financial operations, marketing plans and strategies, alliance agreements and relationships, its compensation and incentive programs for employees, and the business methods used by Delta and its employees, and other information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (each, a “Trade Secret”). I hereby agree that, for so long as such information remains a Trade Secret as defined by Georgia law, I will hold in a fiduciary capacity for the benefit of Delta and shall not directly or indirectly make use of, on my own behalf or on behalf of others, any Trade Secret, or transmit, reveal or disclose any Trade Secret to any person, concern or entity. Nothing in this Agreement is intended, or shall be construed, to limit the protections of any applicable law protecting trade secrets.
     9. Confidential or Proprietary Information. I further agree that I will hold in a fiduciary capacity for the benefit of Delta and its current and former predecessors, successors, subsidiaries, and affiliates, and, during the two-year period beginning on the date I sign this Agreement (the “Effective Date”), shall not directly or indirectly use or disclose, any Confidential or Proprietary Information, as defined hereinafter, that I may have acquired (whether or not developed or compiled by me and whether or not I was authorized to have access to such Confidential or Proprietary Information) during the term of, in the course of, or as a result of my employment by Delta and Northwest. Subject to the provisions set forth below, the term “Confidential or Proprietary Information” as used in this Agreement means the following secret, confidential and proprietary information of Delta not otherwise included in the definition of Trade Secret: plans and strategies related to compensation and human resource issues; strategies and plans for outsourcing, in-sourcing, and third party contract work; all marketing, alliance, advertising and sales plans and strategies; all pricing information; all financial, advertising and product development plans and strategies; all business development plans and strategies; all compensation and incentive programs for employees; all alliance and joint venture agreements, plans and processes; all plans, strategies, and

6 of 10

agreements related to the sale of assets; all third party provider agreements, relationships, and strategies; all business methods and processes used by Delta and its employees; all personally identifiable information regarding Delta employees, contractors and applicants; and all lists of actual or potential customers or suppliers maintained by Delta. The term “Confidential and Proprietary Information” does not include information that has become generally available to the public by the act of one who has the right to disclose such information. Nothing in this Agreement is intended, or shall be construed, to limit the protections of any applicable law protecting confidential or proprietary information.
     10. Employee Non-Solicitation Agreement. During the one-year period following the Effective Date, I will not directly or indirectly (on my own behalf or on behalf of any other person, company, partnership, corporation or other entity), employ or solicit for employment any individual who is a management or professional employee of Delta or its affiliates for employment with any entity or person other than Delta or its affiliates or encourage or induce any such person to terminate their employment with Delta or its affiliates. The restrictions set forth in this Section shall be limited to those Company management or professional employees who: (i) were employed by Delta or Northwest during my employment in a management or professional job by Delta or Northwest and (ii) with whom I had material professional contact during my employment by Delta or Northwest.
     11. Non-Competition Agreement. I acknowledge that Delta competes in a worldwide passenger air travel market, and Delta’s business plan is increasingly international in scope. I also acknowledge that although Delta’s business plan focuses on international air travel as a critical component, Delta will continue to provide primarily domestic air travel service. I acknowledge that the airlines listed below are particular competitors to Delta in the domestic or international market, and employment or consulting with any of the listed carriers would create more harm to Delta than relative to my possible employment or consulting with other air passenger carriers or air cargo carriers. I agree that the restrictions placed on me under this paragraph will not prevent me from earning a livelihood, given the large number of worldwide and domestic passenger and cargo air carriers not included in the list below. During the one-year period following the Effective Date, I will not on my own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, provide the same or substantially similar services, as an employee, consultant, partner, or in any other capacity, to any of the following entities, which I hereby acknowledge are all competitors of Delta: AMR Corporation, American Airlines, Inc., Continental Airlines, Inc., Southwest Airlines Co., UAL Corporation, United Air Lines, Inc., US Airways Group, Inc., US Airways, Inc., JetBlue Airways Corporation, AirTran Holdings, Inc., or AirTran Airways, Inc., (individually and collectively, the “Competitor”). This restriction shall only apply to the extent that I may not provide services to the Competitor: (a) while working within a fifty (50) mile radius of the city limits of Atlanta, Georgia; or (b) while working out of or within a fifty (50) mile radius of the corporate headquarters or a major hub operation of the Competitor.
     12. No Statements. Subject to the provisions of Subsection 3.d., I agree that I will not make any oral or written statement to the news media, in any public forum, or to any business competitive with Delta, its subsidiaries, or affiliates, concerning any actions or inactions by Delta, NW Corporation, or Northwest, or any of their present or former subsidiaries or affiliates or any of their present or former officers, directors or employees (the “Delta Parties”), relative to the Delta Parties’ compliance with any state, federal or local law or rule. Subject to the provisions of Section 3.d., I also agree that I will not make any oral or written statement or take any other action which disparages or criticizes the Delta Parties, including, but not limited to any such statement which damages the Delta Parties’ good reputation or impairs their normal operations or activities. Subject to the provisions of Section 3.d., I further agree that I will not initiate or solicit claims against the Delta Parties or

7 of 10

otherwise directly or indirectly encourage or support any claim that has been or in the future is asserted by a third party against the Delta Parties arising out of, related to, or in connection with any matter arising on or before the date of the Agreement.
     13. Confidentiality of Agreement. Subject to the provisions of Subsection 3.d., I agree that the nature, terms, conditions, and substance of this Agreement are strictly confidential and shall be kept confidential by me and all of my attorneys and family members and shall not be disclosed at any time to any other person or entity whomsoever without the prior written consent of Delta, except as to the settlement amounts which may be disclosed solely: (a) as necessary in the course of preparing and filing appropriate tax returns or dealing with federal, state, or local taxing authorities; and (b) in the performance of personal or business financial planning. In addition, any term hereof may be disclosed during any lawsuit or other proceeding brought to enforce the terms of this Agreement or as required pursuant to legal subpoena or court order. I agree that upon the receipt of a subpoena or other legal request for information contained in or regarding the nature, terms, conditions, or substance of this Agreement, I shall, within five (5) days, notify Delta in writing of such request and shall give Delta the opportunity to object to the disclosure of such information before responding to any such request.
     14. Arbitration. I hereby agree that except as expressly set forth below, all disputes and any claims arising out of or under or relating to this Agreement, including without limitation any dispute or controversy as to the validity, interpretation, construction, application, performance, breach or enforcement of this Agreement or any of its terms, shall be submitted for, and settled by, mandatory, final and binding arbitration in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association. Unless an alternative locale is otherwise agreed to in writing by the parties to this Agreement, the arbitration shall be conducted in the City of Wilmington, Delaware. The arbitrator will apply Delaware law to the merits of any dispute or claim, without reference to rules of conflict of law. Any award rendered by the arbitrator shall provide the full remedies available to the parties under the applicable law and shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns and judgment may be entered thereon in any court having jurisdiction. I hereby consent to the personal jurisdiction of the state and federal courts located in the State of Delaware for any action or proceeding arising from or relating to any arbitration under this Agreement. The prevailing party in any such arbitration shall be entitled to an award by the arbitrator of all reasonable attorneys’ fees and expenses incurred in connection with the arbitration. However, Delta will pay all fees associated with the American Arbitration Association and the arbitrator. All parties must initial here for this Arbitration Section to be effective:

Michael J. Becker

Robert L. Kight, Vice President — Compensation, Benefits & Services
Delta Air Lines, Inc.
     15. Injunctive Relief in Aid of Arbitration; Forum Selection. I hereby acknowledge and agree that the provisions contained in Sections 8 through 13 of this Agreement are reasonably necessary to protect the legitimate business interests of Delta, and that any breach of any of these provisions will result in immediate and irreparable injury to Delta for which monetary damages will not be an adequate remedy. I further acknowledge that if any such provision is breached or threatened to be breached, Delta will be entitled to seek a temporary restraining order, preliminary injunction or other equitable relief in aid of arbitration in any court of competent jurisdiction without the necessity of posting a bond, restraining me from continuing to commit any violation of the covenants, and I

8 of 10

hereby irrevocably consent to the jurisdiction of the state and federal courts of the State of Delaware, with venue in Wilmington, which shall have jurisdiction to hear and determine any claim for a temporary restraining order, preliminary injunction or other equitable relief brought against me by Delta in aid of arbitration.
     16. Consequences of Breach. Furthermore, I acknowledge that, in partial consideration for the payments and benefits described in the MIP and this Agreement, Delta is requiring that I agree to and comply with the terms of Sections 8 through 13 and I hereby agree that without limiting any of the foregoing, should I violate any of the terms of Sections 8 through 13 hereof, I: (a) will not be entitled to and shall not receive any benefits under the MIP and this Agreement; and (b) shall repay to Delta all cash compensation I have received under this Agreement.
     17. Tolling. I further agree that in the event the enforceability of any of the restrictions as set forth in Sections 9, 10, or 11 of this Agreement are challenged and I am not preliminarily or otherwise enjoined from breaching such restriction(s) pending a final determination of the issues, then, if an arbitrator finds that the challenged restriction(s) is enforceable, the time period set forth in such Section(s) shall be deemed tolled upon the filing of the arbitration or action seeking injunctive or other equitable relief in aid of arbitration, whichever is first in time, until the dispute is finally resolved and all periods of appeal have expired.
     18. Governing Law. Unless governed by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws of that State.
     19. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, I HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF, UNDER, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS INCLUDES, WITHOUT LIMITATION, ANY DISPUTE CONCERNING ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF DELTA OR ME, OR ANY EXERCISE BY DELTA OR ME OF OUR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR DELTA TO ISSUE AND ACCEPT THIS AGREEMENT.
     20. Validity; Severability. In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions in this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.
     21. Successors. This Agreement shall be binding upon, and inure to the benefit of me, Delta, and each of our heirs, administrators, representatives executors and assigns. This Agreement shall be binding upon, and inure to the benefit of Delta and its successors, and past, current and future fiduciaries, directors, shareholders, administrators, subsidiaries, agents, employees and assigns.

9 of 10

     22. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.
     23. Entire Agreement. Other than the agreement related to the Merger Travel Benefits Program, this Agreement sets forth the entire Agreement between Delta and me and supersedes any other written or oral agreement. No representations, statements, or inducements have been made to me concerning this Agreement other than the representations and statements contained and memorialized in this Agreement.
     IN WITNESS WHEREOF, Delta has executed this Agreement on the 4th day of June, 2010, and Michael J. Becker has executed this Agreement on the date indicated below.

/s/ Michael J. Becker Michael J. Becker

Date: 5/27/10

/s/ Robert L. Kight

Robert L. Kight
Vice President — Compensation, Benefits & Services
Delta Air Lines, Inc.

10 of 10